                                                       Registration No. 33-62052
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       to
                                    FORM S-3



                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933


                            ----------------------


                            Rhone-Poulenc Rorer Inc.

             (Exact Name of Registrant as Specified in Its Charter)


                    Pennsylvania                        23-1699163
          (State or Other Jurisdiction of           (I.R.S. Employer
          Incorporation or Organization)           Identification No.)


     500 Arcola Road, Collegeville, Pennsylvania 19426-0107 (610) 454-8000

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)


                            ----------------------



                                Richard B. Young
                   Vice President and Deputy General Counsel
                           RHONE-POULENC RORER INC.
     500 Arcola Road, Collegeville, Pennsylvania 19426-0107 (610) 454-8000

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   Copies to:

     Arbie R. Thalacker                                   David J. Sorkin
    Shearman & Sterling                             Simpson Thacher & Bartlett
    599 Lexington Avenue                                425 Lexington Avenue
  New York, New York 10022                            New York, New York 10017
       (212) 848-4000                                      (212) 455-2000


================================================================================


                                       1
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                  REDUCTION IN AMOUNT OF SECURITIES REGISTERED
                  --------------------------------------------


     This Post-Effective Amendment is being filed by the Registrant pursuant to the undertaking that appears in paragraph (a)(3) of Item 17 of Registration Statement File No. 33-62052. The Registration Statement related to $500,000,000 aggregate principal amount Preferred Shares, Depositary Shares and Debt Securities.

     The Registrant hereby amends the Registration Statement to remove from registration under the Securities Act of 1933, $325,000,000 aggregate principal amount of Preferred Shares, Depositary Shares, and Debt Securities registered thereunder, which amount of securities was not sold pursuant to offerings contemplated thereby.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Collegeville, Commonwealth of Pennsylvania on December 16, 1997.


                                                RHONE-POULENC RORER INC.


                                         By: /s/ Michel de Rosen
                                             ----------------------------
                                            Michel de Rosen
                                            Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on December 16, 1997.

Signature                                           Title
---------------------------      -----------------------------------------------

/s/ Michel de Rosen              Chairman, Chief Executive Officer
-------------------------------  and Director
Michel de Rosen


/s/ Guillaume Prache             Senior Vice President and Chief Financial
-------------------------------  Officer
Guillaume Prache


/s/ Philippe Maitre              Vice President-Corporate Controller
-------------------------------  (Chief Accounting Officer)
Philippe Maitre


/s/  Manfred E. Karobath, M.D.   Director
-------------------------------
Manfred E. Karobath, M.D.

/s/ Timothy G. Rothwell          Director
-------------------------------
Timothy G. Rothwell

/s/  Igor Landau *               Director
-------------------------------
Igor Landau

     * By his signature set forth below Richard B. Young, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 2 to Registration Statement No. 33-62052 on behalf of the persons whose signatures are printed above, in the capacities set forth opposite their respective names.

* By  /s/ Richard B. Young
      -------------------------
      Richard B. Young
      Attorney-in-Fact